                                   EXHIBIT 11


                 Computations of Earnings Per Share Information,

                    Primary and Fully Diluted - Net Earnings.

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
                   HUDSON GENERAL CORPORATION AND SUBSIDIARIES

                  COMPUTATION OF EARNINGS PER SHARE INFORMATION

                             PRIMARY - NET EARNINGS




                                                                 Three Months Ended
                                                                    September 30,
                                                                1996          1995
                                                                ------------------

                                                              (in thousands, except
                                                                 per share amounts)

Net earnings for computing earnings
 per share - primary..............................................$ 686          $ 480
                                                                  =====          =====

Weighted average number of
 common and common equivalent
 shares outstanding.............................................  1,770          1,165
                                                                  =====          =====

Net earnings per common and
 common equivalent share-primary..................................$ .39          $ .41
                                                                  =====          =====

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
                   HUDSON GENERAL CORPORATION AND SUBSIDIARIES

                  COMPUTATION OF EARNINGS PER SHARE INFORMATION

                          FULLY DILUTED - NET EARNINGS


                                                                                       Three Months Ended
                                                                                           September 30,
                                                                                      1996             1995
                                                                                      ---------------------

                                                                                      (in thousands, except
                                                                                        per share amounts)

Net earnings for computing
 earnings per share - primary......................................................      $ 686          $ 480

Reduction of interest expense less applicable income
 taxes assuming conversion of 7% convertible
 subordinated debentures due 2011..................................................         50            286
                                                                                         -----          -----

Net earnings for computing earnings
 per share-fully diluted...........................................................      $ 736          $ 766
                                                                                         =====          =====

Weighted average number of common and common
 equivalent shares outstanding.....................................................      1,770          1,165

Addition from assumed conversion as of the beginning
 of each period of the 7% convertible subordinated
 debentures outstanding at the end of each period..................................        237            889
                                                                                        ------          -----

Weighted average number of common and common
 equivalent shares outstanding on a fully diluted
 basis..............................................................................     2,007          2,054
                                                                                        ======         ======

Net earnings per common and
 common equivalent share - fully diluted                                                $  .37         $  .37
                                                                                        ======         ======

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